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                                                                   EXHIBIT 10.17


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                  THIRD AMENDMENT TO THE HARBINGER CORPORATION
                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


         THIS THIRD AMENDMENT TO THE HARBINGER CORPORATION AMENDED AND RESTATED 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (the "Amendment") is made effective as of the 24th day of March, 1997 (the "Effective Date"), by HARBINGER CORPORATION, a corporation organized and doing business under the laws of the State of Georgia (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such term as in the Harbinger Corporation Amended and Restated 1993 Stock Option Plan for Non-Employee Directors (the "Plan"), unless otherwise stated herein.

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to provide the Board with authority to determine the transferability of Options granted under the Plan.

         NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

         Section 5.8 of the Plan is hereby amended by inserting at the end of
Section 5.8 of the Plan the following: "...unless otherwise determined by the Board".

         IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Harbinger Corporation Amended and Restated 1993 Stock Option Plan for Non-Employee Directors to be executed on the Effective Date.

                                                 HARBINGER CORPORATION

                                                 By: ______________________
                                                         David T. Leach
                                                 Title:  CEO

     ATTEST:

     By:___________________
           Joel G. Katz
     Title:   Secretary




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